EXHIBIT 15

                       LETTER FROM INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

December 8, 2004

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California

We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Northrop Grumman Corporation and subsidiaries for the periods ended March 31, 2004 and 2003, June 30, 2004 and 2003, and September 30, 2004 and 2003, and have issued our reports dated May 4, 2004, July 28, 2004 and October 26, 2004, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in Northrop Grumman Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Los Angeles, California


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